Exhibit 21

PPG Industries, Inc.
And Consolidated Subsidiaries

Subsidiaries of the Registrant
December 31, 2021

Significant subsidiaries included in the 2021 consolidated financial statements of the Company are:

United States:	Jurisdiction of Incorporation or Organization	Percentage of Voting Power
AIPCF V Texstars Blocker Inc.	Delaware	100
Alpha Coating Technologies, LLC	Illinois	100
Alpha Coatings, Inc.	Ohio	100
CG Holdings Manufacturing Co.	Michigan	100
Cuming Microwave Corporation	Massachusetts	100
Dexmet Corporation	Delaware	100
Dexmet Holding Corporation	Delaware	100
Eberle Design, Inc.	Arizona	100
Ennis Canadian Holding Company	Texas	100
Ennis Paint Netherlands Holdings, LLC	Texas	100
Ennis-Flint, Inc.	North Carolina	100
Metokote Corporation	Delaware	100
Metokote Mexico Holdings, Inc.	Ohio	100
Milamar Coatings, LLC	Oklahoma	100
Polymeric Systems, Inc.	Delaware	100
PPG Architectural Finishes, Inc.	Delaware	100
PPG Holdings Argentina USA LLC	Delaware	100
PPG Holdings Latin America USA LLC	Delaware	100
PPG Industries International, Inc.	Delaware	100
PPG Industries Ohio, Inc.	Delaware	100
PPG Industries Securities, LLC	Delaware	100
PPG Kansai Automotive Finishes U.S., LLC	Delaware	60
Prc-Desoto International, Inc.	California	100
Reno A&E, LLC	Nevada	100
Road Infrastructure Investment Holdings, Inc.	Delaware	100
SEM Products, Inc.	North Carolina	100
Sierracin Corporation	Delaware	100
Sierracin/Sylmar Corporation	California	100
Texstars, LLC	Delaware	100
The Crown Group Co.	Michigan	100
Traffic Safety Intermediate LLC	Delaware	100
Traffic Safety Parent LLC	Delaware	100
Vanex, Inc.	Delaware	100
VersaFlex Acquisition Corp.	Delaware	100
VersaFlex Intermediate Holdings, LLC	Delaware	100
VersaFlex, Inc.	Missouri	100
VF Specialty Products, LLC	Delaware	100
Whitford Corporation	Pennsylvania	100
Whitford Worldwide Company, LLC	Delaware	100

Other Americas:
Centro de Investigación en Polímeros, S.A. de C.V.	Mexico	100
Comercial Mexicana de Pinturas, S.A. de C.V.	Mexico	100
Comex Industrial Coatings, S.A. de C.V.	Mexico	100
Consorcio Comex, S.A. de C.V.	Mexico	100
Cristacol S.A.	Argentina	100
Distribuidora Kroma, S.A. de C.V.	Mexico	100
Empresa Aga, S.A. de C.V.	Mexico	100
Ennis Paint Canada ULC	Alberta	100
Fpu Industrial, S.A. de C.V.	Mexico	100
Grupo Comex, S.A. de C.V.	Mexico	100
Metokote de Mexico S. de RL de CV	Mexico	100
Plásticos Envolventes, S.A. de C.V.	Mexico	100
PPG ALESCO Automotive Finishes Mexico, S. de R.L. de C.V.	Mexico	60
PPG A P Resinas, S.A. de C.V.	Mexico	100
PPG Architectural Coatings (Puerto Rico) Inc.	Puerto Rico	100
PPG Architectural Coatings Canada Inc./PPG Revêtements Architecturaux Canada Inc.	Canada	100
PPG Business Services, S.A. de C.V.	Mexico	100
PPG Canada Inc.	Canada	100
PPG Industrial do Brasil - Tintas E. Vernizes - Ltda.	Brazil	100
PPG Industries Argentina S.R.L.	Argentina	100
PPG Industries Colombia Ltda.	Colombia	100
PPG Industries de Mexico, S.A. de C.V.	Mexico	100
PPG Kansai Automotive Finishes Canada, LP	Canada	60
Viasa, S.A. de C.V.	Mexico	100

EMEA:
Chorlton Trade Paints Limited	United Kingdom	100
Ennis Paint U.K. Holding Company Limited	England and Wales	100
EPIC Insurance Co. Ltd.	Bermuda	100
Hodij Coatings B.V.	The Netherlands	100
Industria Chimica Reggiana I.C.R. SPA	Italy	100
Johnstone’s Paints Limited	United Kingdom	100
Kalon Investment Company Limited	United Kingdom	100
Kalon South Africa Proprietary Limited	South Africa	100
Karl Woerwag Lack-und Farbenfabrik GmbH & Co. KG	Germany	100
Metokote UK Limited	United Kingdom	100
OOO Tikkurila	Russia	100
Peintures de Paris SAS	France	99.94
PPG AC - France SA	France	99.94
PPG Architectural Coatings Ireland Limited	Ireland	100
PPG Architectural Coatings Italy S.r.l	Italy	100
PPG Architectural Coatings UK Limited	United Kingdom	100
PPG Cetelon Lackfabrik GmbH	Germany	100
PPG Cieszyn S.A.	Poland	100
PPG Coatings B.V.	The Netherlands	100
PPG Coatings Belgium BV	Belgium	100
PPG Coatings Danmark A/S	Denmark	100
PPG Coatings Deutschland GmbH	Germany	100

PPG Coatings Europe B.V.	The Netherlands	100
PPG Coatings Nederland BV	The Netherlands	100
PPG Coatings S.A.	France	99.9
PPG Coatings South Africa (Pty) Ltd.	South Africa	100
PPG Deco Czech a.s.	Czech Republic	100
PPG Deco Polska sp. z.o.o.	Poland	100
PPG Deco Slovakia, s.r.o.	Slovakia	100
PPG Deutschland Business Support GmbH	Germany	100
PPG Deutschland Sales & Services GmbH	Germany	100
PPG Distribution S.A.S.	France	99.94
PPG DYRUP, S.A.	Portugal	100
PPG Europe B.V.	The Netherlands	100
PPG Finance B.V.	The Netherlands	100
PPG Finland Oy	Finland	100
PPG France Business Support S.A.S.	France	100
PPG France Manufacturing S.A.S.	France	100
PPG Guadeloupe SAS	Guadeloupe	100
PPG Hemmelrath Lackfabrik GmbH	Germany	100
PPG Holdco SAS	France	100
PPG Holdings (U.K.) Limited	United Kingdom	100
PPG Ibérica Sales & Services, S.L.	Spain	100
PPG Ibérica, S.A.	Spain	100
PPG Industrial Coatings B.V.	The Netherlands	100
PPG Industries (UK) Ltd	United Kingdom	100
PPG Industries Delfzijl B.V.	The Netherlands	100
PPG Industries Europe Sàrl	Switzerland	100
PPG Industries France S.A.S.	France	100
PPG Industries Italia S.r.l.	Italy	100
PPG Industries Kimya a Sanayi VE Ticaret AS	Turkey	100
PPG Industries Lackfabrik GmbH	Germany	100
PPG Industries Lipetsk LLC	Russia	100
PPG Industries LLC	Russia	100
PPG Industries Middle East FZE	U.A.E.	100
PPG Industries Netherlands B.V.	The Netherlands	100
PPG Industries Poland Sp. Z.o.o.	Poland	100
PPG Italia Business Support S.r.l.	Italy	100
PPG Italia Sales & Services S.r.l.	Italy	100
PPG Kansai Automotive Finishes U.K. LLP	United Kingdom	60
PPG Luxembourg Finance S.àR.L.	Luxembourg	100
PPG Luxembourg Holdings S.àR.L.	Luxembourg	100
PPG Refinish Distribution Limited	United Kingdom	100
PPG Réunion SAS	La Reunion	51
PPG Romania S.A.	Romania	100
PPG Switzerland GmbH	Switzerland	100
PPG Trilak Korlátolt FelelősségüTárasaság (PPG Trilak Kft.)	Hungary	100
ProCoatings B.V.	The Netherlands	100
Revocoat France SAS	France	100
Revocoat Holding SAS	France	100
Revocoat Iberica SLU	Spain	100

Sealants Europe SAS	France	100
Sigma Marine & Protective Coatings Holding B.V.	The Netherlands	100
SigmaKalon (BC) UK Limited	United Kingdom	100
Tikkurila Oyj	Finland	100
Tikkurila Sverige AB	Sweden	100
Vernisol, S.p.A.	Italy	100
Whitford B.V.	The Netherlands	100
Whitford Ltd. (UK)	United Kingdom	100
Whitford S.r.l.	Italy	100

Asia:
Broad Range Development Limited	Hong Kong	100
Ennis Traffic Safety Solutions Pty Ltd	Australia	100
Foshan Bairun Chemicals Co., Ltd.	China	100
Hemmelrath Automotive Coatings (Jilin) Co., Ltd.	China	100
Hemmelrath International Trade (Shanghai) Co., Ltd.	China	100
PPG Aerospace Materials (Suzhou) Co. Ltd.	China	100
PPG Asian Paints Private Ltd.	India	50
PPG Coatings (Hong Kong) Co., Limited	Hong Kong	100
PPG Coatings (Kunshan) Co., Ltd.	China	100
PPG Coatings (Malaysia) Sdn. Bhd.	Malaysia	100
PPG Coatings (Shanghai) Co., Ltd.	China	100
PPG Coatings (Thailand) Co., Ltd.	Thailand	100
PPG Coatings (Tianjin) Co., Ltd.	China	100
PPG Coatings (Wuhu) Company, Ltd.	China	100
PPG Coatings (Zhangjiagang) Co., Ltd.	China	100
PPG COATINGS SINGAPORE PTE. LTD.	Singapore	100
PPG Industries (Korea) Ltd.	Korea, Republic Of	100
PPG Industries (Singapore) Pte., Ltd.	Singapore	100
PPG Industries Australia PTY Limited A.C.N. 055 500 939	Australia	100
PPG Industries New Zealand Limited	New Zealand	100
PPG Investment (Singapore) Pte. Ltd.	Singapore	100
PPG Japan Ltd.	Japan	100
PPG Management (Shanghai) Co., Ltd.	China	100
PPG Packaging Coatings (Suzhou) Co., Ltd.	China	100
PPG Paints Trading (Shanghai) Co., Ltd.	China	100
PPG Performance Coatings (Hong Kong) Limited	Hong Kong	100
PPG Powder Coatings (Shanghai) Co., Ltd.	China	100
PPG SSC Co., Ltd.	South Korea	80.01
PPG Vietnam Co., Ltd.	Vietnam	100
PRC-DeSoto Australia Pty Ltd.	Australia	100
Protec Pty Ltd	Australia	100
PT. PPG Coatings Indonesia	Indonesia	100
Sikar (Shanghai) Trading Co. Ltd.	China	100
Whitford Jiangmen Ltd.	China	100
Whitford Ltd. (HK)	Hong Kong	100
Whitford Pte. Ltd.	Singapore	100